Exhibit 10.1

H&E EQUIPMENT SERVICES, INC.

AMENDED AND RESTATED 2016 STOCK-BASED INCENTIVE COMPENSATION PLAN

I. Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s Stock by such Employees, Consultants and Non-Employee Directors.

II. Definitions

A. “1934 Act” means the Securities Exchange Act of 1934, as amended.

B. “2006 Plan” means the Company’s 2006 Stock-Based Incentive Compensation Plan.

“2016 Plan” means the Company’s 2016 Stock-Based Incentive Compensation Plan.

C. “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

D. “Award” means an award of Deferred Stock, Restricted Stock, RSUs, Options or Other Stock-Based Award under the Plan.

E. “Award Agreement” means a written or electronic agreement, instrument or document furnished to a Participant evidencing an Award.

F. “Board” means the Board of Directors of the Company.

G. “Cause” means:

1. if the Participant is party to an effective employment, consulting, severance or other similar agreement with the Company, or a Subsidiary or Affiliate, and such term is defined therein, “Cause” shall have the meaning given in such other agreement;

2. if the Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in such agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or

3. if neither 1 nor 2 applies, the Participant’s (i) willful misconduct or gross negligence in connection with the performance of the Participant’s duties for the Company, its Subsidiaries or Affiliates; (ii) conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) engaging in any business that directly or indirectly competes with the Company, or any Subsidiary or Affiliate; (iv) fraud, misappropriation, embezzlement or other theft or dishonesty relating to the Company, or any Subsidiary or Affiliate, (v) acts or omissions constituting a material failure to perform substantially and adequately the Participant’s duties with respect to the Company, its Subsidiaries or Affiliates or (vi) disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.

H. “Change in Control” means:

1. the acquisition in one or more transactions by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the 1934 Act) but excluding, for this purpose, the Company or its Subsidiaries or Affiliates, or any employee benefit plan of the Company, its Subsidiaries or Affiliates, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the 1934 Act) of thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

2. the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s Stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

3. a merger or consolidation involving the Company if the Stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

4. a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

5. acceptance by Stockholders of the Company of shares in a share exchange if the Stockholders of the Company immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

I. “Code” means the Internal Revenue Code of 1986, as amended.

J. “Committee” means the Board or such committee designated by the Board to administer the Plan under Section IV.A.

K. “Company” means H&E Equipment Services, Inc., a Delaware Corporation, or any successor company or corporation.

L. “Company Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section XI.

M. “Consultant” means a person who provides bone fide services to the Company or its Subsidiaries other than in connection with the offer or sale of Company Stock or other securities of the Company in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for Company Stock or other securities of the Company.

N. “Deferred Stock” means an Award made under Section VI of the Plan to receive Company Stock at the end of a specified Deferral Period.

O. “Deferral Period” means the period specified in an Award Agreement during which the receipt of a Deferred Stock Award under Section VI of the Plan will be deferred.

P. “Disability” means:

1. if the Participant is party to an effective employment, consulting, severance or other similar agreement with the Company, or a Subsidiary or Affiliate, and such term is defined therein, “Disability” shall have the meaning given in such other agreement;

2. if the Participant is not a party to an effective employment, consulting, severance or similar agreement or if such term is not defined therein, “Disability” shall have the meaning provided in the applicable Award Agreement;

3. if neither 1 nor 2 applies, “Disability” shall mean, as determined by the Committee in its sole discretion, that by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months (i) the Participant is receiving income replacement benefits for a period of not less than 3 months under an accident, disability or health plan of the Company, or any Subsidiary or Affiliate or (ii) the Participant is unable, as determined by the Committee in its sole discretion, to engage in any substantial gainful activity.

Q. “Effective Date” means the date that the Plan is approved by the Company’s stockholders.

R. “Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate including, without limitation, a director who is such an employee.

S. “Fair Market Value” means, on any given date, (i) if Company Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, the closing sales price for one share of Company Stock as quoted on such exchange or system (x) on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported) (the “Reported Price”) or (y) based upon the average Reported Price during a period that is within 30 days of the day of determination, as determined by the Committee; (ii) if (i) does not apply, then if Company Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for Company Stock on the day of determination or during a period that is within 30 days of the day of determination (or, if no bids and asks were reported on such date(s), on the last trading date(s) such bids and asks were reported); or (iii) if (i) and (ii) do not apply, such amount as the Committee in its discretion may in good faith determine is the value of one share of Company Stock in accordance with Section 409A of the Code and the regulations thereunder (and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code and the regulations thereunder).

T. “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

U. “Individual Limit” shall have the meaning given in Section V.B.

V. “Individual Director Limit” shall have the meaning given in Section V.B.

W. “ISO Limit” shall have the meaning given in Section V.B.

X. “Non-Employee Director” means a member of either (i) the Board or (ii) the board of directors of a Subsidiary or Affiliate and, in either case, who is not an Employee.

Y. “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

Z. “Option” means any option to acquire Company Stock granted from time to time under Section VIII of the Plan.

AA. “Other Stock-Based Award” means a right granted under Section X of the Plan.

BB. “Participant” means an Employee, Consultant or Non-Employee Director to whom an Award is granted.

CC. “Performance Goals” means any goals, established by the Committee in its sole discretion, that must be met by the end of a designated period (which period may be a Restricted Period, Deferral Period or other designated period), including goals established under any long-term incentive plan. Without limiting the foregoing, Performance Goals (i) may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, Affiliate, segment, division, department, business unit or function within the Company or a Subsidiary or Affiliate; and/or (ii) may be measured on an absolute or relative basis against a group of peer companies, a financial market index or other basis as reasonably determined by the Committee. Such Performance Goals (which may be determined on a GAAP or non-GAAP basis by the Committee) may consist of any metrics or goals established by the Committee in its discretion, including but not limited to the following: return on capital, equity or assets (including return on gross net assets (ROGNA)); earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; safety and/or environmental record; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; operating efficiency; costs; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; enterprise value; economic value added or other value added measurements; revenue;

market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; completion of acquisitions, business expansion or divestitures of the Company, a division or a Subsidiary; implementation of critical projects or related milestones; achievement of operational or efficiency milestones; customer or employee satisfaction; individual objectives; human capital, diversity or governance metrics; any financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its Subsidiaries or Affiliates (or any business unit of the Company or any of its Subsidiaries or Affiliates); and any combination of any of the foregoing criteria.

DD. “Plan” means the H&E Equipment Services, Inc. Amended and Restated 2016 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

EE. “Plan Limit” shall have the meaning given in Section V.A.

FF. “Qualified Performance-Based Award” means an award, other than an Option that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

GG. “Restricted Stock” means Company Stock awarded by the Committee under Section VII of the Plan.

HH. “Restriction Period” means the period during which Company Stock awarded under Section VII of the Plan or an RSU awarded under Section IX of the Plan is subject to forfeiture.

II. “Retirement” means, (i) in the case of an Employee, the Employee’s retirement from the active employment of the Company, a Subsidiary or an Affiliate after the Employee has attained age 65 and has completed at least five years of service, as approved by the Board or (ii) in the case of a Non-Employee Director, the good-faith and complete termination Non-Employee Director’s service to the Company, its Subsidiaries and Affiliates, as approved by the Board, after the Non-Employee Director has attained age 65 and has completed at least five years of service.

JJ. “Restricted Stock Unit” or “RSU” means a right granted under Section IX of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one share of Company Stock. An Award of RSUs may be settled in cash, shares of Company Stock or any combination of cash and shares of Company Stock, as determined by the Committee in its sole discretion.

KK. “Securities Act” means the Securities Act of 1933, as amended.

LL. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

MM. “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

III. Eligibility

Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

IV. Administration and Implementation of Plan

A. The Plan shall be administered by the Committee, which shall at all times have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the 1934 Act, to the extent determined by the Board to be applicable, an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder, and an “independent director” under the rules of any stock exchange on which Company Stock is then listed. Subject to the foregoing and except as otherwise provided under any applicable law or the rules of any stock exchange on which Company Stock is then listed, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee. Any delegation pursuant to this Section IV.A shall be subject to any restrictions specified or adopted by the Committee at the time of such delegation and the Committee shall retain the full power and authority to rescind any delegation of authority.

B. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Consultants and Non-Employee Directors to whom Awards will be granted, (ii) determine the type or types of Awards to be granted to any Participant, (iii) determine the number of shares of Company Stock to which an Award relates, (iv) determine the terms and conditions of Awards (including, without limitation, restrictions as to vesting, transferability, forfeiture), (v) determine the Performance Goals, if any, that will be applicable to an Award and to certify whether such Performance Goals have been achieved in the applicable period; (vi) determine whether, to what extent and under what circumstances an Award may be forfeited, cancelled, terminated or surrendered, (vii) correct any defect, supply any omission or reconcile any inconsistency in the Pan or any Award Agreement, (viii) adopt, amend and rescind such rules, regulations, forms or agreements and instruments relating to the Plan as it may deem necessary or advisable, (ix) construe and interpret the Plan and any Award Agreement and (x) make all other determinations as it may deem necessary and advisable for the administration or operation of the Plan. Before permitting the lapse of any Deferral Period or Restriction Period, the Committee shall certify that the Participant has satisfied any applicable Performance Goals.

C. In addition to the foregoing, the Committee shall have full and final authority to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all outstanding Awards, (ii) determine whether any applicable Performance Goals have been achieved and the applicable level of performance; (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the stock underlying the Award and the option or base price of the Award, (iv) after having given the Award Participant a chance to exercise any outstanding Options, terminate any or all of the Award Participant’s unexercised Options, or (v) if the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

D. Any action of the Committee in administering or interpreting the Plan or any Award Agreement, or the terms and provisions thereof, shall be final, conclusive, and binding on all persons, including the Company, and its Subsidiaries and Affiliates and their respective stockholders, Participants and all persons claiming rights from or through Participants. No member of the Committee (or any person to whom the Committee has delegated authority to act under the Plan) shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee (or such person) with respect to the Plan or any Award, and all members of the Committee (and such persons) shall be fully indemnified, held harmless and protected by the Company in respect of any such action, determination or interpretation to the fullest extent permitted by law.

V. Shares of Stock Subject to the Plan

A. Subject to adjustment as provided in Section XI, the total number of shares of Company Stock available for Awards under the Plan shall be 1,748,000, plus the number of shares of Common Stock remaining available for issuance under the 2016 Plan as of immediately prior to the Effective Time (the “Plan Limit”); provided, however, that to the extent that awards granted under the 2016 Plan that are outstanding as of the Effective Date are forfeited or otherwise terminate for any reason whatsoever without an actual distribution or issuance of shares and, pursuant to the terms of the 2016, would again become available for awards thereunder, then the Plan Limit shall be increased by a number of shares of Company Stock underlying the portion of such award that was so forfeited or terminated.

B. The maximum number of shares of Company Stock subject to Awards that may be granted to any Participant in respect of any calendar year (the “Individual Limit”) shall not exceed 400,000 shares. The maximum number of shares of Company Stock subject to Awards that may be granted pursuant to Incentive Stock Options (the “ISO Limit”) shall not exceed 500,000 shares. Notwithstanding the foregoing limitation with respect to individual Participants, or any plan or program of the Company to the contrary, the maximum amount of compensation that may be paid to any Non-Employee Director in respect of any calendar year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees, but excluding any special committee fees) shall not exceed $500,000 (the “Individual Director Limit”). The Individual Limit, the ISO Limit and the Individual Director Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section XI.

C. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit or the Individual Director Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan. Any shares tendered, with the Committee’s approval, by a Participant in payment of an exercise price for an Award or any shares withheld, with the Committee’s approval, to satisfy any withholding or other tax liability in connection with an Award, shall not be made available again for issuance under the Plan. In addition, shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using stock option proceeds or otherwise, will not be made available for grants of awards under the Plan, nor will such number of purchased shares be added to the limit on the number of shares available for issuance under the Plan.

VI. Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Company Stock at the end of one or more Deferral Periods. Such an Award shall be subject to the following terms and conditions:

A. An Award of Deferred Stock shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

B. Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the end of the Deferral Period specified in the Award Agreement. Except as provided herein or in the applicable Award Agreement, prior to issuance and delivery of Company Stock pursuant to the applicable Award Agreement, the Participant shall have no rights as a stockholder with respect to any shares of Company Stock underlying such Award.

C. No dividends shall be paid with respect to Deferred Stock prior to the end of the Deferral Period. If so provided in the applicable Award Agreement, at the end of the Deferral Period the Participant will be credited with that number of additional whole shares of Company Stock that can be purchased (based on their Fair Market Value at the end of the Deferral Period) with the sum of the dividends that would have been paid with respect to an equal number of shares of Company Stock between the grant date of such Award and the end of the Deferral Period.

D. The Committee may condition the vesting of an Award of Deferred Stock or the expiration of the Deferral Period upon the Participant’s achievement of one or more Performance Goals specified in the applicable Award Agreement. If the Participant fails to achieve the specified Performance Goals, the Committee shall not issue or transfer to the Participant the Company Stock underlying the Award.

E. The Award Agreement shall specify the duration of the Deferral Period and the performance, employment, service or other conditions under which the Company Stock subject to the Award shall be issued or transferred to the Participant. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Company Stock applicable to such installment shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the applicable Award Agreement. The Committee may, in its sole discretion, amend an Award of Deferred Stock pursuant to Section IV.C and Section XI hereof.

VII. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Company Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

A. An Award of Restricted Stock shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

B. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Company Stock underlying the Award be issued to the Participant or placed in an account (including an electronic account) with a transfer agent such that, in either case, the Participant shall be designated as the registered owner of such shares of Company Stock. Prior to the end of the Restriction Period, the certificates representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, deposited on behalf of the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

C. During the Restriction Period the Participant shall have the right to receive dividends from and to vote the shares of Restricted Stock; provided, however, that, unless otherwise set forth in an Award Agreement, dividends declared during the applicable Restriction Period shall be subject to, and shall not be paid to the Participant unless and until, all restrictions and forfeiture conditions applicable to the underlying shares of Restricted Stock have lapsed.

D. The Committee may condition the vesting of shares subject to an Award of Restricted Stock upon the Participant’s achievement of one or more Performance Goals specified in the applicable Award Agreement. If the Participant fails to achieve the specified Performance Goals, the Company Stock underlying the Award shall be forfeited to the Company.

E. The Award Agreement shall specify the duration of the Restriction Period and the performance, employment, service or other conditions under which the Company Stock subject to the Award may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed by the applicable Award Agreement shall lapse with respect to the number of shares of Restricted Stock as specified in the Award Agreement, any legend shall be removed from any applicable stock certificate, and such number of shares shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative). The Committee may, in its sole discretion, amend an Award of Restricted Stock pursuant to Section IV.C or Section XI hereof.

VIII. Options

Options give a Participant the right to purchase a specified number of shares of Company Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

A. Option Grants: Options shall be evidenced by Award Agreements that shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

B. Option Price: The price per share at which Company Stock may be purchased upon exercise of an Option shall not be less than the Fair Market Value of a share of Company Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

C. Term of Options: An Award Agreement evidencing Options shall specify when an Option may be exercisable and the terms and any other conditions applicable thereto. The term of an Option shall in no event be greater than ten years or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years.

D. Incentive Stock Options: Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that such Award shall, to the extent possible, comply with the provisions of Section 422 of the Code and the regulations issued thereunder. Any portion of an Award evidencing an Incentive Stock Option that cannot comply with such provisions shall constitute a Non-Qualified Option. Incentive Stock Options may not be granted to Consultants or Non-Employee Directors or any Employee of an Affiliate. Notwithstanding any other provision of the Plan or any Award Agreement, (i) no Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant and (ii) upon the death of a Participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section VIII.

E. Payment of Option Price: The option price of the shares of Company Stock upon the exercise of an Option shall be paid within three days following the date of exercise, in whole or in part: (i) in cash or (ii) with the consent of the Committee, (a) in Company Stock; (b) in Restricted Stock, provided that the remaining restrictions imposed on such Restricted Stock shall apply to the number of shares of Company Stock received upon exercise of the Option equal to the number of shares of Restricted Stock exchanged therefor; (c) by instructing the Company to retain a number of shares of Company Stock issuable upon exercise of such Option whose aggregate Fair Market Value equals the aggregate applicable option price, provided that Participants who are subject to the reporting requirements of Section 16 of the 1934 Act shall not require the consent of the Committee to elect to pay an option price pursuant to this clause (c); or (d) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Company Stock covered by the Option.

F. Termination by Death: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate terminates by reason of death, any Option granted to such Participant may thereafter be exercised (to the extent such Option was exercisable at the time of death) by a Participant’s designated beneficiary or, if none, by the Participant’s legal representative, during the 12 months immediately following the Participant’s date of death or until the expiration of the stated term of the Option, whichever period is shorter.

G. Termination by Reason of Disability: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate terminates by reason of Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 12 months or such shorter term as determined by the Committee from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

H. Termination by Reason of Retirement: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate terminates by reason of Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 12 months or such shorter term as determined by the Committee from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

I. Termination by the Company Without Cause: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated by the Company, a Subsidiary or an Affiliate without Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 60 days or such shorter term as determined by the Committee from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

J. Termination for Cause or Other Reason: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated by the Company, a Subsidiary or an Affiliate for Cause, or otherwise terminates for any reason not specified in this Section VIII (including a voluntary termination), all unexercised Options awarded (whether or not vested) to the Participant shall terminate on the date of such termination.

IX. Restricted Stock Units (RSUs)

An Award of RSUs is an agreement by the Company to provide the recipient an amount corresponding to a specified number of shares of Company Stock on a specified settlement date, which payment is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

A. An Award of RSUs shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

B. Upon determination of the number of shares of Company Stock underlying an Award of RSUs, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that settlement of the same shall be deferred until after the end of the Restriction Period specified in the Award Agreement.

C. The Committee may condition the vesting of RSUs upon the Participant’s achievement of one or more Performance Goals specified in the applicable Award Agreement. If the Participant fails to achieve the specified Performance Goals, the RSUs shall be forfeited with no compensation due to the Participant. Unless otherwise provided in an applicable Award Agreement, the vested portion of an Award of RSUs shall be settled within 60 days after the end of the applicable Restriction Period.

D. No dividends shall be paid with respect to RSUs prior to the end of the Restricted Period. If so provided in the applicable Award Agreement, at the end of the Restricted Period the Participant may be credited with an amount in cash equal to, or that number of additional whole shares of Company Stock that can be purchased (based on their Fair Market Value at the end of the Restricted Period) with, the sum of the dividends that would have been paid with respect to an equal number of shares of Company Stock between the grant date of such Award and the end of the Restricted Period.

E. An Award of RSUs shall not be treated as (or giving rise to) property or as a trust fund of any kind and any right that a Participant has with respect to an Award of RSUs shall be no greater than the right of any unsecured general creditor of the Company. RSUs do not constitute shares and a recipient of RSUs shall have no rights of a shareholder unless and until the Committee decides to settle, and does settle, RSUs using shares of Company Stock.

F. The Award Agreement shall specify the duration of the Restriction Period and the performance, employment, service or other conditions under which RSUs may be forfeited. At the end of the Restriction Period the restrictions imposed under the applicable Award Agreement shall lapse with respect to the specified number of RSUs. Unless otherwise specified in the applicable Award Agreement, at the end of the Restriction Period or any installment thereof, the Company may settle RSUs in cash, in shares of Company Stock or in any combination of cash and shares of Company Stock, in its sole discretion. The Committee may, in its sole discretion, amend an Award of RSUs pursuant to Section IV.C and Section XI hereof.

X. Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to a Participant any type of Award (in addition to those Awards provided in Sections VI, VII, VIII and IX above) that is payable in, or valued in whole or in part by reference to shares of Company Stock and that is deemed by the Committee to be consistent with the purposes of the Plan. An Other Stock-Based Award shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. The applicable Award Agreement shall specify any vesting or payment schedule, conditions to vesting or payment of the Award, methods of settlement of the Award, or any other terms as the Committee may deem appropriate and consistent with the provisions of the Plan.

XI. Adjustments upon Changes in Capitalization

A. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, special dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Company Stock, or any distribution to stockholders other than an ordinary cash dividend, the Committee shall make appropriate adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the Individual Limit, the Individual Director Limit and/or the ISO Limit, (iii) any Performance Goals applicable to an Award, and/or (iv) the exercise price or grant price relating to any Award. In addition, the Committee shall make any other adjustments to outstanding Awards to prevent the enlargement or dilution of rights of Participants, provided that no such adjustment shall be made that would cause the Plan to violate Section 422 of the Code with respect to an Incentive Stock Option or that would adversely affect the status of any Award as Qualified Performance-Based Compensation. No fractional shares of Company Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section XI shall, where appropriate, be paid in cash to the Participant.

B. The Committee is authorized to make adjustments in the terms and conditions of any Award (including, without limitation, the Performance Goals applicable to an Award) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section XI.A) affecting the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles.

Notwithstanding the foregoing, no such adjustment shall be made that would cause the Plan to violate Section 422 of the Code with respect to an Incentive Stock Option or that would adversely affect the status of any Award as Qualified Performance-Based Compensation.

XII. Effective Date, Termination and Amendment

The Plan shall become effective on the Effective Date; provided that any Award granted hereunder prior to the date on which the Company’s shareholders approve the Plan shall be conditional upon such approval. The Plan shall remain in full force and effect until the earlier of the tenth anniversary of the Effective Date and the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time without the consent of the Company’s stockholders or Participants, provided that no such amendment shall be made without stockholder approval (i) which shall (A) increase (except as provided in Section XI) the total number of shares of Company Stock available for issuance pursuant to the Plan or (B) result in the repricing, replacement or cash buyout or repurchase of any Option or (ii) if stockholder approval is required by any applicable law or regulation or the rules of any stock exchange on which Company Stock is then listed or (iii) that would result in an increase in the Individual Director Limit. Termination of the Plan pursuant to this Section XII shall not affect Awards outstanding at the time of such termination.

XIII. Transferability

The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Participant during his or her lifetime. Except as expressly provided in the applicable Award Agreement, no Award or other right or interest of a Participant under the Plan may be (i) pledged, encumbered, or hypothecated in favor of, or subject to any lien, obligation or liability of the Participant to any party other than the Company or a Subsidiary or Affiliate or (ii) assigned or transferred for any reason during the Participant’s lifetime, other than by the laws of descent and distribution, and any attempt to do so shall be void and the relevant Award shall be forfeited. In the case of any permitted transfer, the transferee of such Award shall, in all cases, be subject to the provisions of the applicable Award Agreement and the Plan. The Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (except Incentive Stock Options) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.

XIV. Securities Law Requirements

A. No Company Stock may be issued under the Plan if the Company shall at any time determine that such issuance would (i) violate any applicable federal or state securities laws, (ii) violate the listing requirements of an applicable securities exchange, (iii) adversely affect the registration or qualification of the Company’s Shares under any state or federal law or regulation, or (iv) require the consent or approval of any regulatory body or (v) require the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (v) above, the issuance of Company Stock shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications, requirements or approval shall have been effected, satisfied or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended pursuant to this Section XIV.

B. The Committee may require, as a condition to the issuance of Company Stock under the Plan, representations, warranties and agreements to the effect that such Company Stock is being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Company Stock and that the Participant will not dispose of such Company Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.

XV. General Provisions

A. Nothing contained in the Plan or any Award Agreement, or any action thereunder, shall confer upon any Employee, Consultant or Non-Employee Director any right to continued employment by or service with the Company, a Subsidiary or an Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment or service of any Participant at any time. No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award, and there is no obligation that the terms of Awards be uniform or consistent between Participants.

B. For purposes of the Plan, transfer of employment or service between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary or an Affiliate shall be deemed to have incurred a termination of service or employment without Cause as of the date such entity ceases to be a Subsidiary, unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary or Affiliate as of the date of such cessation.

C. Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Company Stock pursuant to the Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes, provided that the Company or any Subsidiary or Affiliate is authorized to withhold from any payment or distribution relating to an Award, payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any aspect of such Award, and to take such other action as the Committee may deem advisable to enable the Participant and the Company, a Subsidiary or an Affiliate to satisfy obligation for the payment of withholding and other taxes. Without limiting the foregoing, in the case of the payment of Awards in the form of Company Stock, or the exercise of Options, the Company shall, at the election of the Participant and with the permission of the Committee, have the right to retain the number of shares of Company Stock whose Fair Market Value equals the amount legally required to be withheld in satisfaction of the applicable withholding taxes, and the Participant may, with the permission of the Committee satisfy such applicable withholding taxes with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Company Stock covered by such Awards. Withholding of taxes in the form of shares of Company Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates. Notwithstanding the forgoing, Participants who are subject to the reporting requirements of Section 16 of the 1934 Act shall have the right to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company, a Subsidiary or an Affiliate to withhold shares of Company Stock that would otherwise be received in connection with such Award, up to the minimum required withholding amount.

D. Without amending the Plan, Awards may be granted to Employees, Consultants or Non-Employee Directors who are foreign nationals or who are employed or provide services to the Company, a Subsidiary or an Affiliate outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the committee, be necessary or desirable to further the purpose of the Plan or to accommodate differences in local law, tax policy or custom.

E. Any Award, and any Company Stock granted or payment made with respect to an Award, shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of the “clawback” or recoupment policy of the Company or any Subsidiary or Affiliate.

F. The Committee may waive any conditions under, or amend, suspend or terminate any outstanding Award to the extent it deems appropriate; provided, however, (i) except as provided in Section XI, (a) no Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly and (b) no Option for which the Option price exceeds the Fair Market Value of the underlying Common Stock shall be canceled, bought-out or acquired in exchange for cash or other property, in each case, without stockholder approval and (ii) without the Participant’s consent no such amendment, alteration, suspension or termination shall adversely affect the rights of the Participant under such Award, except insofar as such action is necessary to ensure that the Plan or any Award complies with applicable law or regulation (including, without limitation, to prevent any excise tax imposed by Section 409A of the Code or to ensure the deductibility of any Award under Section 162(m) of the Code) or the requirements of any stock exchange or quotation system on which Company Stock is then listed.

G. The Plan and all Awards are intended to comply with, or be exempt from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder, and all provisions of the Plan and any Award Agreement shall be applied and interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Section 409A of the Code. In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day of the seventh month following such Participant’s separation from service or (ii) the tenth business day following such Participant’s death. Notwithstanding the foregoing, none of the Company, its Affiliates or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by any Participant as a result of the application of Section 409A of the Code.

H. Notwithstanding any provision herein to the contrary, upon the issuance of Company Stock in connection with the grant, vesting or exercise of any Award, the Committee may direct that a certificate or certificates representing such shares of Company Stock be issued to the Participant or placed in an account (including an electronic account) with a transfer agent and, in either case, designating the Participant as the registered owner. If required under the Plan, such certificates shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the applicable Restriction Period or Deferral Period and, if issued to the Participant, deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during such period.

I. To the extent that Federal laws (such as the Securities Act, the 1934 Act, or the Code) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws of any jurisdiction.